Press Release
Exhibit 99.1
Acuity Brands Announces New President of Acuity Lighting and
Lighting Controls Business
Lighting Controls and Technology Veteran, Trevor Palmer, to Drive Innovation and Growth

ATLANTA – March 1, 2021 -- Acuity Brands, Inc. (NYSE: AYI; “Company”) today announced Trevor S. Palmer was appointed President of the Company’s lighting and lighting controls business (ABL). Effective March 1, 2021, Trevor assumes responsibility for driving innovation across the Company’s lighting and lighting controls products, growing market share, and executing the digital transformation of the business. Trevor has over 27 years of experience in the building technology industry and recently served as Senior Vice President of Acuity Brands’ Digital Lighting Networks business.

“Trevor has successfully led and grown our lighting controls business, a key driver for our future,” said Neil M. Ashe, Chairman, President, and CEO of Acuity Brands. “Trevor is a proven leader with an outstanding reputation for driving performance and for cultivating strong relationships within our Independent Sales Network. I’m excited to have him in this expanded role as he executes on our vision to transform and grow our business.”

Richard K. Reece will take on the combined role of Executive Vice President of the Company and Vice Chairman of ABL. In this role, he will continue to partner with Neil on corporate and business development activities and he will work with Trevor to deepen Acuity Brands agency engagement across our Independent Sales Network and to ensure a smooth transition of our ABL business.

About Acuity Brands
Acuity Brands, Inc. (NYSE: AYI) is a market-leading industrial technology company. The Company designs, manufactures, and brings to market products and services that make the world more brilliant, productive, and connected including building management systems, lighting, lighting controls, and location-aware applications. Acuity Brands achieves growth through the development of innovative new products and services.

Through the Acuity Business System, Acuity Brands achieves customer-focused efficiencies that allow the Company to increase market share and deliver superior returns. The Company looks to aggressively deploy capital to grow the business and to enter attractive new verticals.

Acuity Brands is based in Atlanta, Georgia, with operations across North America, Europe, and Asia. The Company is powered by approximately 11,000 dedicated and talented associates. Visit us at www.acuitybrands.com.

Forward-Looking Information
This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on management’s beliefs and assumptions and information currently available to management. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking information presented in this press release is not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. In addition, forward-looking statements are statements other than those of historical fact and may include statements relating to goals, plans, market conditions and projections regarding Acuity Brand’s strategy, and specifically include statements made in this press release regarding: Growing market share, execution of digital strategy, driving performance, transforming and growing our business, deepening agency engagement and leadership transition. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “comfortable with,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. A number of important factors could cause actual events to differ materially from those contained in or implied by the forward-looking statements, including those factors discussed in our annual report on Form 10-K for the fiscal year ended August 31, 2020, filed on October 23, 2020 and those described from time to time in our other filings with the U.S. Securities & Exchange Commission (the “SEC”), which can be found at the SEC’s website www.sec.gov. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of events, or otherwise.

# # #
Media Contact:
Candace Flippin Steele
candace@acuitybrands.com

Investor Contact:
Charlotte McLaughlin
investorrelations@acuitybrands.com

2